EXHIBIT 99.1

Terra Tech Corp. To Report First Quarter 2021 Financial Results

SANTA ANA, CA – May 10, 2021 – (GlobeNewswire) – Terra Tech Corp. (OTCQX:TRTC) ("Terra Tech" or the "Company") today announced that the Company will report financial results for the quarter ended March 31, 2021, on Monday, May 17, 2021.

The Company will host a conference call at 4:30 p.m. Eastern Time on Monday, May 17, 2021 to discuss its financial results and business highlights.

Interested parties may listen to the call by dialing:

Toll-Free: 1-877-300-8521

Toll / International: 1-412-317-6026

Conference ID: 10156415

The conference call will also be available via a live, listen-only webcast and can be accessed through the Investor Relations section of Terra Tech’s website at www.terratechcorp.com

Securities Disclosure

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of the Company's securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Terra Tech

Terra Tech is a vertically integrated company focused on the cannabis sector with operations in California and Nevada. In California, Terra Tech operates two dispensaries and a cultivation facility and has two additional cultivation facilities and a dispensary under development. In Nevada, by way of a joint venture, Terra Tech operates a cultivation and manufacturing facility.

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Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the "Risk Factors" section of Terra Tech's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech as of the date of this release. Terra Tech undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Jason Assad

LR Advisors LLC.
Jassad@terratchcorp.com
678-570-6791

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